Exhibit 8

                              [Letterhead]

June 15, 1999



Realty Income Corporation
220 West Crest Street
Escondido, California  92025-1725

Re: $400,000,000 Aggregate Maximum Offering Price of Securities of Realty Income Corporation

Ladies and Gentlemen:

We have acted as special counsel to Realty Income Corporation, a Maryland corporation (the "Company"), in connection with the registration of $400,000,000 aggregate maximum offering price of securities of the Company, pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended, (such registration statement, together with the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") as of the date hereof and the base prospectus related thereto (such base prospectus, together with the documents incorporated by reference therein, the "Prospectus").

You have requested our opinion concerning the material federal income tax considerations relating to the Company. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus concerning the business, properties and governing documents of the Company and its subsidiaries. We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters through a certificate of an officer of the Company (the "Officer's Certificate").

In our capacity as such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

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We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based upon such facts, assumptions and representations, including the facts set forth in the Registration Statement and the Officer's Certificate, it is our opinion that the information in the Registration Statement set forth under the caption "Material Federal Income Tax Considerations to Realty Income Corporation," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is an accurate summary of the material federal income tax consequences to the Company.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus or the Officer's Certificate, may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

This opinion is rendered to you and is for your benefit and the benefit of your stockholders in connection with the filing of the Registration Statement with the Commission. This opinion may not be relied upon by you or your stockholders for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm under the headings "Material
Federal Income Tax Considerations to Realty Income Corporation" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission promulgated thereunder.

                             Very truly yours,
                             /s/LATHAM & WATKINS
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